UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 11, 2019

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. employer identification number)

116 Inverness Drive East, Suite 400

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

303-708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with President and Chief Executive Officer

On March 11, 2019, Ultra Petroleum Corp. (the “Company”) entered into a new employment agreement with Brad Johnson, the Company’s President and Chief Executive Officer, effective as of March 1, 2019 (the “Johnson Employment Agreement”). The Johnson Employment Agreement supersedes the employment agreement previously entered into between the Company and Mr. Johnson on November 6, 2017. The Johnson Employment Agreement provides Mr. Johnson with an initial base salary of $650,000 per year, which base salary is the same as he received immediately prior to the parties’ entrance into the Johnson Employment Agreement. The Johnson Employment Agreement also provides Mr. Johnson with eligibility to receive cash-based incentive compensation pursuant to the Company’s short-term incentive programs as in effect from time to time with a target amount equal to 100% of his annual base salary, and eligibility to receive grants of equity-based incentive compensation in the form of time-based and performance-based restricted stock units (“RSUs”). The Employment Agreement also provides Mr. Johnson with other benefits, including health insurance and the opportunity to participate in a 401(k) plan, to the same extent as such benefits are available to the Company’s other salaried employees.

The Johnson Employment Agreement provides that either the Company or Mr. Johnson can terminate his employment relationship. The Company’s right to terminate the employment relationship is subject to its obligation to make certain severance payments and provide certain other benefits to Mr. Johnson, depending upon the circumstances under which the employment relationship is terminated. The Company is generally not obligated, under the Johnson Employment Agreement, to provide any severance payments or benefits if Mr. Johnson is terminated for cause or if Mr. Johnson resigns without good reason, and the Company is generally obligated, under the Johnson Employment Agreement, to provide the severance payments and benefits as set forth in the Johnson Employment Agreement if the Company terminates him without cause, or if he resigns with good reason (each, as defined in the Johnson Employment Agreement). In the event Mr. Johnson’s employment is terminated by the Company without cause, or in the event Mr. Johnson resigns for good reason, the Company will be obligated (subject to Mr. Johnson’s timely execution and non-revocation of a release of claims) to provide Mr. Johnson with the following severance benefits: (i) payment of any accrued but unpaid compensation as of the termination date, (ii) payment of a portion of Mr. Johnson’s annual cash incentive compensation based on the Company’s actual performance at the conclusion of the performance period without proration, (iii) a lump-sum payment equal to 150% of Mr. Johnson’s then-current annual base salary, and (iv) continued coverage under the Company’s health and welfare benefits programs for the shorter of (x) 12 months following Mr. Johnson’s termination and (y) the date on which Mr. Johnson obtains comparable coverage under a subsequent employer. The Johnson Employment Agreement also contains various other ordinary and customary covenants for the Company’s benefit by Mr. Johnson with respect to inventions, non-competition, non-solicitation, non-disparagement, confidentiality, and cooperation and assistance with respect to litigation or other adjudicatory proceedings.

The foregoing description of the Johnson Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Johnson Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

Employment Agreement with Vice President, Drilling and Completions

On March 11, 2019, the Company entered into a new employment agreement with Kent Rogers, the Company’s Vice President, Drilling and Completions, effective as of March 1, 2019 (the “Rogers Employment Agreement” and, together with the Johnson Employment Agreement, the “Employment Agreements”). The Rogers Employment Agreement supersedes the employment agreement previously entered into between the Company and Mr. Rogers on November 6, 2017. The Rogers Employment Agreement provides Mr. Rogers with an initial base salary of $385,000 per year, which base salary reflects an increase of $35,000 from the amount he received immediately prior to the parties’ entrance into the Rogers Employment Agreement. The Rogers Employment Agreement also provides Mr. Rogers with eligibility to receive cash-based incentive compensation pursuant to the Company’s short-term incentive programs as in effect from time to time with a target amount equal to 75% of his annual base salary, and eligibility to receive grants of equity-based incentive compensation in the form of time-based and performance-based RSUs. The Employment Agreement also provides Mr. Rogers with other benefits, including health insurance and the opportunity to participate in a 401(k) plan, to the same extent as such benefits are available to the Company’s other salaried employees.

The Rogers Employment Agreement provides that either the Company or Mr. Rogers can terminate his employment relationship. The Company’s right to terminate the employment relationship is subject to its obligation to make certain severance payments and provide certain other benefits to Mr. Rogers, depending upon the circumstances under which the employment relationship is terminated. The Company is generally not obligated, under the Rogers Employment Agreement, to provide any severance payments or benefits if Mr. Rogers is terminated for cause or if Mr. Rogers resigns without good reason, and the Company is generally obligated, under the Rogers Employment Agreement, to provide the severance payments and benefits as set forth in the Rogers Employment Agreement if the Company terminates him without cause, or if he resigns with good reason (each, as defined in the Rogers Employment Agreement). In the event Mr. Rogers’s employment is terminated by the Company without cause, or in the event Mr. Rogers resigns for good reason, the Company will be obligated (subject to Mr. Rogers’s timely execution and non-revocation of a release of claims) to provide Mr. Rogers with the following severance benefits: (i) payment of any accrued but unpaid compensation as of the termination date, (ii) payment of a portion of Mr. Rogers’s annual cash incentive compensation based on the Company’s actual performance at the conclusion of the performance period without proration, (iii) a lump-sum payment equal to 100% of Mr. Rogers’s then-current annual base salary, and (iv) continued coverage under the Company’s health and welfare benefits programs for the shorter of (x) 12 months following Mr. Rogers’s termination and (y) the date on which Mr. Rogers obtains comparable coverage under a subsequent employer.

The Rogers Employment Agreement also contains various other ordinary and customary covenants for the Company’s benefit by Mr. Rogers with respect to inventions, non-competition, non-solicitation, non-disparagement, confidentiality, and cooperation and assistance with respect to litigation or other adjudicatory proceedings.

The foregoing description of the Rogers Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Rogers Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

Exchanges of Restricted Stock Units

As previously disclosed, on June 8, 2018, the Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board (the “Compensation Committee”) approved an amendment and restatement of the Company’s 2017 Stock Incentive Plan (as amended and restated, the “A&R Stock Incentive Plan”). In connection with such amendment and restatement, recipients of management incentive grants made in connection with the Company’s emergence from bankruptcy (“Initial MIP Grants”), other than the Company’s named executive officers, were offered an opportunity to exchange the unvested portion of their Initial MIP Grants for new equity awards of time-based RSUs.

On March 11, 2019, the Compensation Committee approved and provided each of Messrs. Johnson and Rogers with the opportunity to exchange the unvested portion of their Initial MIP Grants for new equity awards of time-based and performance-based RSUs (“Exchange RSUs”), pursuant to a restricted stock unit exchange agreement (each, an “RSU Exchange Agreement”). On March 11, 2019, the Company granted Mr. Johnson an aggregate of 1,472,601 Exchange RSUs, effective March 1, 2019, in exchange for an aggregate of 418,317 Initial MIP Grants, pursuant to an RSU Exchange Agreement. On March 12, 2019, the Company granted Mr. Rogers an aggregate of 490,866 Exchange RSUs, effective March 1, 2019, in exchange for an aggregate of 163,360 Initial MIP Grants, pursuant to an RSU Exchange Agreement.

Each RSU Exchange Agreement is subject to the applicable executive’s forfeiture, without additional consideration, of any and all outstanding unvested Initial MIP Grants held by him, as well as the terms and conditions of the A&R Stock Incentive Plan, and generally provides for the following terms:

•

One-third of the RSUs granted will vest in equal installments on each of May 25, 2019, May 25, 2020, and May 25, 2021, provided that the recipient of the grant remains employed on the applicable vesting date. Two-thirds of the RSUs granted will vest based on the extent to which both performance-based and time-based vesting conditions are achieved.

•

The performance-based vesting conditions are assessed based on the volume-weighted average price of the Company’s common shares as measured over 60 consecutive trading days relative to pre-established price goals.

•

Once a performance-based vesting condition is achieved, the RSUs that have become performance vested will time-vest over the two or three-year period following the date on which they became performance vested.

The foregoing description of the RSU Exchange Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of RSU Exchange Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

Grants of Restricted Stock Units

On March 11, 2019 and March 12, 2019, respectively, in connection with the entrance into their respective Employment Agreements, the Company granted Mr. Johnson an aggregate of 1,079,137 RSUs and Mr. Rogers an aggregate of 269,784 RSUs, each such grant effective March 1, 2019, and pursuant to a restricted stock unit grant agreement (each, an “RSU Grant Agreement”). The RSU Grant Agreements are subject to the terms and conditions of the A&R Stock Incentive Plan, and generally provide for the following terms:

•

One-third of the RSUs granted will vest in equal installments on each of March 1, 2020, March 1, 2021 and March 1, 2022, provided that the recipient of the grant remains employed on the applicable vesting date. Two-thirds of the RSUs granted will vest based on the extent to which both performance-based and time-based vesting conditions are achieved.

•

The performance-based vesting conditions are assessed based on the volume-weighted average price of the Company’s common shares as measured over 60 consecutive trading days relative to pre-established price goals.

•

Once a performance-based vesting condition is achieved, the RSUs that have become performance vested will time-vest over the two or three-year period following the date on which they became performance vested.

•

In the event that the executive’s employment is terminated due to death, disability, by the Company without “cause” or by the executive’s resignation for “good reason” as defined in the executive’s employment agreement effective as of March 1, 2019 with the Company, subject to execution and non-revocation of a release of claims, a pro-rata portion of the time-vesting RSUs that would have vested on the vesting date immediately following the date of the executive’s termination of employment will vest, and any performance-based RSUs that have previously performance-vested will immediately vest upon the termination. Any performance-based RSUs that have not performance-vested will automatically expire and terminate for no consideration as of the date of the executive’s termination of employment.

The foregoing description of the RSU Grant Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of RSU Grant Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

Date: March 15, 2019	By:	/s/ David W. Honeyfield
David W. Honeyfield
Senior Vice President, Chief Financial Officer and Corporate Secretary